As filed with the Securities and Exchange Commission on April 22, 2003

Registration No. 33-93752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JP REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of
incorporation or organization)

87-0515088
(I.R.S. Employer Identification No.)

110 North Wacker Drive
Chicago, Illinois 60606
(312) 960-5000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. John Bucksbaum
Chief Executive Officer
General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
(312) 960-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bansari M. Shah, Esq.
Neal, Gerber & Eisenberg
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Not applicable.

REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES

REMOVAL OF SECURITIES FROM REGISTRATION

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as declared effective on July 13, 1995 (File No. 33-93752) (the “Registration Statement”), is being filed to deregister certain shares of common stock, shares of preferred stock and common stock warrants of JP Realty, Inc. (“JP Realty”). JP Realty previously registered, pursuant to the Registration Statement, up to $150,000,000 of common stock, preferred stock and common stock warrants (the “Securities”).

     On July 10, 2002, General Growth Properties, Inc. (“General Growth”) acquired JP Realty by merger. As of July 10, 2002, JP Realty had completed two public offerings issuing an aggregate amount of $97,062,500 of common stock under the Registration Statement. General Growth, as successor by merger to JP Realty, has not and will not sell any additional Securities under the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 is being filed to remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 22nd day of April, 2003.

GGP ACQUISITION, L.L.C., as successor by merger to JP Realty, Inc.

By:	GGPLP L.L.C., its sole member

	By:	GGP LIMITED PARTNERSHIP, its managing member

		By:	GENERAL GROWTH PROPERTIES, INC., its general partner

			By:	/s/ John Bucksbaum Name: John Bucksbaum Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on April 22, 2003, by the following persons in the capacities indicated:

Signature	Title

/s/ Matthew Bucksbaum Matthew Bucksbaum	Chairman of the Board

/s/ John Bucksbaum John Bucksbaum	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert Michaels Robert Michaels	President and Director

/s/ Bernard Freibaum Bernard Freibaum	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Anthony Downs Anthony Downs	Director

/s/ Morris Mark Morris Mark	Director

/s/ Beth Stewart Beth Stewart	Director

/s/ Alan Cohen Alan Cohen	Director